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As filed with the Securities and Exchange Commission on November 25, 1997 -
Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              DONNELLY CORPORATION
             (Exact name of registrant as specified in its charter)

            Michigan                                    38-0493110
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

             414 East Fortieth Street, Holland, Michigan 49423-5368
               (Address of Principal Executive Offices) (Zip Code)

              Donnelly Corporation 1997 Employee Stock Option Plan
                            (Full Title of the Plan)

   William R. Jellison, 414 East Fortieth Street, Holland, Michigan 49423-5368
                     (Name and address of agent for service)



                          Copies of Communications to:
                             William J. Lawrence III
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed              Proposed
           Title of                                            Maximum               Maximum
       Securities to be              Amount to be          Offering Price           Aggregate             Amount of
          Registered                  Registered            Per Share(2)         Offering Price       Registration Fee
    Class A Common Stock
     ($.10 Par Value)             175,593 Shares(1)           $18.35              $3,222,132             $977.00
===============================  ===================== ====================== =====================  ===================

(1) Represents the number of shares of Common Stock authorized for issuance under the Donnelly Corporation 1997 Employee Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.
(2) For the purpose of computing the registration fee only, the price shown is based upon the price of $18.35 per share, the average of the high and low sales prices for the Common Stock of Donnelly Corporation on the New York Stock Exchange on November 20, 1997, in accordance with Rule 457(h).


Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Company's Annual Report on Form 10-K for the year ended June 28, 1997, which has been filed by the Company with the Commission (File No. 1-9716), is incorporated herein by reference. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report on Form 10-K are incorporated herein by reference. All other reports or documents filed by the Company pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statements contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The consolidated financial statements of Donnelly Corporation and subsidiaries as of June 28, 1997 and June 29, 1996, and for each of the years in the three-year period ended June 28, 1997, have been incorporated in this Registration Statement by reference in reliance upon the report, also incorporated in this Registration Statement by reference, of BDO Seidman LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

     The description of the Company's Class A Common Stock, the class of securities offered pursuant to this Registration Statement, is contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Articles of Incorporation of the Company provide that its directors and officers are to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA"). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The MBCA specifically provides that it is not the exclusive source of indemnity. As a result, the Company adopted individual indemnification agreements with its directors. Approved by the Company's shareholders, the indemnification agreements provide a contractually enforceable right, upon which written notice, for prompt indemnification, except that indemnification is not required where: (I) indemnification is provided under an insurance policy, except for amounts in excess of insurance coverage; (ii) a director is entitled to indemnification by reason of having given notice of any circumstance which might give rise to a claim under any policy of insurance, the terms of which have expired prior to the effective date of the indemnity agreement; (iii) indemnification is provided by the Company outside of the agreement; (iv) the claim for indemnity is based upon or attributable to any transaction involving: intentional misconduct or a knowing violation of law, a violation of Section 551(1) or any successor provision of the MBCA, or from which the director derived an improper personal benefit; (v) the claim involved a violation of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, or similar provisions of state law; or (vi) indemnification by the Company is otherwise prohibited by applicable law. In the case of a derivative or other action by or in the right of the Company where a director is found liable, indemnity is predicted on the determination that indemnification is nevertheless appropriate, by: majority vote of a committee of two or more disinterested directors appointed by the Board of Directors; independent legal counsel in a written opinion; or the court in which the claim is litigated, whichever the indemnitee chooses. The protection provided by the indemnification agreements is broader than that under the MBCA, where indemnification in such circumstances is available only where specifically authorized by the court where the claim is litigated.

     In addition to the available indemnification, the Company's Articles of Incorporation, as amended, limit the personal liability of the members of its Board of Directors for monetary damages with respect to claims by the Company or its shareholders resulting from certain negligent acts or omissions.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     Reference is made to the Exhibit Index which appears on page S-6.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(I) and
          (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holland, State of Michigan, on 17th day of October, 1997.

                                        DONNELLY CORPORATION


                                        By /s/ J. Dwane Baumgardner
                                        J. Dwane Baumgardner, President and
                                        Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Dwane Baumgardner and Maryam Komejan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on October 17, 1997, by the following persons in the capacities indicated.



/s/ John A. Borden                          /s/ B. Patrick Donnelly, III
John A. Borden, Director                    B. Patrick Donnelly, III, Director


/s/ R. Eugene Goodson                       /s/ Joan E. Donnelly
R. Eugene Goodson, Director                 Joan E. Donnelly, Director


/s/ Donald R. Uhlmann                       /s/ Thomas E. Leonard
Donald R. Uhlmann, Director                 Thomas E. Leonard, Director


/s/ J. Dwane Baumgardner                    /s/ Gerald T. McNeive
J. Dwane Baumgardner, Director              Gerald T. McNeive, Jr., Director


/s/ Arnold F. Brookstone                    /s/ William R. Jellison
Arnold F. Brookstone, Director              William R. Jellison, Vice President,
                                            Corporate Controller and Treasurer


/s/ Rudolph B. Pruden
Rudolph B. Pruden, Director

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Donnelly Corporation
Holland, Michigan


We hereby consent to the incorporation by reference in this Registration Statement of our report dated August 1, 1997, relating to the combined consolidated financial statements of Donnelly Corporation appearing in the Company's Annual Report on Form 10-K for the year ended June 28, 1997, and to the reference to us as experts included in this Registration Statement.


/s/ BDO Seidman LLP
BDO SEIDMAN LLP

Grand Rapids, Michigan
November 21, 1997

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:


Exhibit 4           Donnelly Corporation 1997 Employee Stock Option Plan

Exhibit 5           Opinion of Varnum, Riddering, Schmidt & Howlett LLP

Exhibit 23(a)       Consent of BDO Seidman, LLP - included on page S-5 hereof

Exhibit 23(b) Consent of Varnum, Riddering, Schmidt & Howlett LLP-included in Exhibit 5

Exhibit 24          Power of Attorney - included on page S-4 hereof

                                   EXHIBIT 4


                              DONNELLY CORPORATION
                         1997 EMPLOYEE STOCK OPTION PLAN


1.       NAME AND PURPOSE

     This plan shall be called the Donnelly Corporation 1997 Employee Stock Option Plan (the "Plan"). The Plan is intended to encourage stock ownership by certain key employees of Donnelly Corporation (the "Company") and of its subsidiaries, and to provide them with an additional incentive to contribute to the success of the Company. The term "Company" when used in the Plan with reference to employment shall include subsidiaries of the Company as defined by Subsection 425(f) of the Internal Revenue Code of 1986, as amended (the "Code").

2.       EFFECTIVE DATE AND TERM OF PLAN

     The effective date of the Plan shall be the date the Plan is approved by the shareholders of the Company. Options may not be granted under the Plan after December 31, 1999; provided, however, that all options outstanding as of that date shall remain or become exercisable pursuant to their terms and the terms of the Plan.

3.       ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company, or if a majority of the Directors are not "Disinterested Persons" (as defined herein), by a committee appointed by the Company's Board of Directors (the "Committee"). The administrating body shall be referred to as the "Administrator". The Committee, if appointed, shall consist of not less than three (3) members, all of whom are "Disinterested Persons". The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. A "Disinterested Person" is a person who qualifies as a "nonemployee director" as such term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Act of 1934, as amended from time to time or any successor rule.

     The Administrator may establish such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Administrator shall keep minutes of its meetings. A majority of the Administrator shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts approved in writing by a majority of the members of the Administrator, shall be the valid acts of the Administrator.

     The Administrator shall determine the persons to whom options are to be granted and the number of shares subject to each such option. The Administrator shall also determine such other matters with respect to the options as may be specified in the Plan.

     Without amending this Plan, the Administrator may grant or amend awards to employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Administrator, be necessary to comply with foreign law or practice and to further the purposes of this Plan.

     The interpretation and construction by the Administrator of any provisions of the Plan or of any option granted under it shall be final and binding upon the Company, the Board of Directors and optionees. No member of the Board of Directors or the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

4.       ELIGIBILITY

     Subject to the limitations contained in this paragraph, the persons who shall be eligible to receive options shall be such key employees (including employee officers and directors) of the Company as the Administrator shall select. In making such selections, the Administrator may consider the recommendations of the Company's chief executive officer, the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and the success of the particular subsidiary or division of the Company by which they are employed and such other factors as the Administrator shall deem relevant. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth. No person, while a member of the Administrator, shall be eligible to receive an option under the Plan. Subject to adjustments consistent with the provisions of Paragraph 6(h), no one optionee may be granted options covering more than a total of twenty-five percent (25%) of the Class A Common Stock originally reserved for issuance under this Plan, as defined in Paragraph 5 hereof, plus such increases as may from time to time be approved by the Company's shareholders.

5.       STOCK AVAILABLE FOR OPTIONS

     Subject to adjustments as provided in Paragraph 6(i), the aggregate number of shares reserved for purposes of the Plan shall be one hundred seventy five thousand five hundred ninety three (175,593) shares of the Company's Class A Common Stock, par value $ .10 per share ("Class A Common Stock"), either authorized but unissued shares or shares held in treasury. Such number shall be reduced by the aggregate number of shares covered by the options purchased pursuant to Paragraph 6(f). If any outstanding option under the Plan for any reason expires or is terminated for any reason before December 31, 1999, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan. A surrender of all or part of an option pursuant to Paragraph 6(f) shall not be considered an expiration or termination, and the shares allocable thereto may not again be subject to an option under the Plan.

6.       DATE OF GRANT,  TERMS AND CONDITIONS OF OPTIONS AND STOCK  APPRECIATION
         RIGHTS.

     Stock options granted pursuant to the Plan shall be authorized by the Board of Directors. The date on which an option shall be granted shall be the date of the Board's authorization of the option or such later date as shall be determined by the Board at the time the option is authorized. All stock options granted pursuant to the Plan shall be either incentive stock options ("ISOs"), intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a nonqualified stock option, not intended to qualify under Section 422 of the Code, as determined in each case by the Committee. Options granted under this Plan shall be evidenced by agreements in such form as the Administrator shall approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Number and Maximum Value of Shares. Each option shall state the number of shares to which it pertains. The aggregate fair market value (determined as of the time the option is granted) of shares with respect to which ISOs are exercisable for the first time by any employee during any calendar year (under this Plan or any other stock option plan of the Company or of any "parent or subsidiary corporation" [as defined in Subsections 425 (e), (f) and (g) of the Code] of the Company), shall not exceed $100,000.

          (b) Option Price. Each option shall state the option price. The option price for ISOs will be the fair market value of the shares on the date the option is granted; provided, however, if the optionee owns shares representing more than ten percent (10%) of the total voting power of the Company's Class A Common Stock at the time an ISO is granted, the option price will be one hundred ten percent (110%) of the fair market value of the shares on the date the option is granted. The option price for a nonqualified option will be esta blished by the Administrator. If the shares are listed on an established stock exchange or exchanges, the fair market value per share shall be the closing sale price on such exchange or exchanges or, if no sale of the shares shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of shares. If the shares are not listed on such a stock exchange or exchanges, the fair market value per share shall be the closing sale price as reported in the National Association of Securities Dealers Auto mated Quotation System ("NASDAQ") on the day the option is granted or, if there are no sales reported by the NASDAQ on that date, the next preceding day on which there was a sale reported by NASDAQ. The fair market value of shares for options granted prior to the Company's initial public offering shall be the price to public in the initial public offering as set forth on the cover of the Company's final prospectus.

          (c) Medium of Payment. The option price shall be payable to the Company either: (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; (ii) through the delivery of shares with a fair market value on the date of the exercise equal to the option price provided such shares are utilized as payment to acquire at least 100 shares of optioned stock, unless the remaining shares covered by an option are fewer than 100 shares, or (iii) by a combination of (i) and (ii) above. Fair market value will be determined in the manner specified in Paragraph 6(b) except as to the date of determination.

          (d) Term and Exercise of Options. The term of each ISO granted under the Plan shall be not more than ten (10) years from the date on which the ISO is granted; provided, however, that in the case of an employee who owns shares representing more than ten percent (10%) of the total voting power of the Company's Class A Common Stock at the time the ISO is granted, the term of such option shall be not more than five (5) years from the date of grant. The term of a nonqualified option shall be not more than ten (10) years and one day from the date the option is granted. No option shall be exercisable either in whole or in part prior to twelve (12) months after the date such option is granted except as provided in Paragraphs 6(f) or
     (6)(h). (Notwithstanding the preceding sentence, options shall be exercisable immediately in the event of a "Change in Control". A Change in Control shall be deemed to have occurred hereunder if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (except for persons who are such beneficial owners as of the effective date of this Plan) without the prior approval of at least 2/3 of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least 2/3 of the directors still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.) Thereafter, an option may be exercised at any time or from time to time during the term of the option upon written notice to the Company of the optionee's intention to exercise the option as to any or all full shares covered by the option. Notwithstanding the foregoing, an option shall not be exercisable with respect to less than 100 shares unless the remaining shares covered by an option are fewer than 100 shares. The purchase price of the shares shall be paid in full upon delivery to the optionee of certificates for such shares. Excluding nonemployee directors, and except as provided in Paragraph 6(g), an option may be exercised by the optionee only while the optionee is employed by the Company and only during his lifetime. Options granted under the Plan may be exercised in any order, regardless of the date of grant or the existence of any other outstanding stock option of the Company.

          (e) Options not Transferable. Options may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution to the extent provided in Paragraph 6(g)(iii). During the lifetime of an optionee, the options shall be exercisable only by the optionee. Following the death of an optionee, the options shall be exercisable only to the extent provided in Paragraph 6(g)(iii).

          (f) Stock Appreciation Rights. Any option granted under the Plan may, if the Administrator in its discretion so determines, contain a Stock Appreciation Right which shall be subject to the terms hereinafter set forth and shall be exercisable by submitting notice of the optionee's election to exercise such Stock Appreciation Right. Unless the Administrator otherwise consents, such election may only be made during the period commencing on the third (3rd) business day following the date on which the Company releases for publication its quarterly or annual summary statements of sales and earnings and ending on the twelfth (12th) business day following such date (Election Period). A Stock Appreciation Right shall provide that the Company shall, at the election of the optionee during the Election Period and upon surrender of all or part of the underlying stock option , purchase all or any part of such option to the extent that such option is exercisable at the date of such election, for an amount (payable in cash, shares of the Company's Class A Common Stock valued at the then fair market value, or a combination thereof as determined by the Administrator) equal to the excess of the fair market value per share of Class A Common Stock over the option price per share, times the number of shares called for by the option, or a proportion thereof, which is surrendered. If the shares are listed on an established stock exchange or exchanges, the fair market value per share shall be the closing sale price on such exchange or exchanges or, if no sale of the shares shall have been made on the date of exercise on any stock exchange, on the next preceding day on which there was a sale of shares. If the shares are not listed on such a stock exchange or exchanges, the fair market value per share shall be the closing sale price as reported by NASDAQ on the date of exercise of the Stock Appreciation Right, or if there are no sales reported by NASDAQ on that date, the date immediately preceding the exercise on which there was a sale reported by NASDAQ. Stock or cash or both received on surrender of options under the Plan are not to be taken into account under any pension, retirement, deferred profit sharing or any other employee benefit program of any kind. Expiration or termination of any option shall also result in the expiration or termination of the related Stock Appreciation Right.

          (g) Terminating of Employment with Respect to An Employee/Optionee

               (i) Termination of Employment for Reasons Other Than Retirement, Disability or Death. In the event an employee/ optionee shall cease to be employed by the Company for any reason other than normal or early retirement (as determined under the Company's retirement plan or plans) or on account of disability or death, no option shall be exercisable by the optionee more than ninety

          (90) days after termination; provided, if an optionee accepts employment with or otherwise aids or assists any competitor of the Company (or any of its subsidi aries), all options shall be void upon the date such employment was accepted or such assistance was provided; and provided further that if an optionee's employment is terminated due to malfeasance, no option shall be exercisable by the optionee. Whether an optionee has accepted employment with or otherwise aided or assisted a competitor of the Company or a subsidiary of the Company shall be the sole determination of the Administrator. Whether an authorized leave of absence or absence because of military or governmental service shall constitute termination of employment for such purposes shall be determined by the Administrator, which determination shall be final and conclusive.

               (ii) Termination of Employment for Retirement or Disability. In the event an employee/optionee ceases to be employed by the Company by reason of normal or early retirement (as determined under the Company's retirement plan or plans) or retirement on account of physical disability, each option held by such optionee shall, to the extent exercisable on the date of such retirement, remain exercisable, in whole or in part, for a period of two (2) years following the optionee's termination of employment; subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. Notwithstanding the foregoing, if an optionee during the foregoing exercise period accepts employment with a competitor of either the Company or any subsidiary of the Company, any outstanding options held by the optionee on the date of termination of employment shall terminate as of the date of termination. If the optionee dies after such retirement, the optionee's options shall be exercisable in accordance with Paragraph 6(g) (iii) hereof.

               (iii) Termination of Employment for Death. In the event of an employee/optionee's death, each option held by such optionee shall, to the extent rights to purchase shares under the options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the optionee's estate or by any person or persons who shall have acquired the option or options directly from the optionee by bequest or inheritance only under the following circumstances and during the following periods:

                    (a) If the optionee dies while  employed by the Company,  at any time within two (2) years after his or her death, or

                    (b) If the optionee dies during the extended exercise period following termination of employment specified in Paragraph 6(g)(ii), at any time within the longer time of such extended period or six (6) months after death.

               In any case, the foregoing is subject to the prior expiration of the term of the option or options and any other limitation on the exercise of such option or options in effect at the date of exercise. No option shall be transferable by the optionee otherwise then by will, or if he or she dies intestate, by the laws of descent and distribution of the state of his or her domicile.

               (iv) Termination of Options. Any option that is not exercised within whichever of the exercise periods specified in this paragraph 6(g) is applicable shall terminate upon expiration of such exercise period.

          (h) Adjustment in Shares Covered by Option. The number of shares covered by each outstanding option, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a split in or com bination of shares or the payment of a stock dividend on the shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

     If the Company shall be the surviving corporation in any merger or consolidation or if the Company is merged into a wholly owned subsidiary solely for purposes of changing the Company's state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to the option would have been entitled. A sale of all or substantially all of the Company's assets or a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, except as above provided, shall cause each outstanding option to terminate; provided, that each optionee shall, in such event, have the right immediately prior to such sale of assets, dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her option in whole or in part.

     In the event of a change in the shares as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

     Except as hereinbefore expressly provided in this Paragraph 6(h), the optionee shall have no rights by reason of any subdivision or combination of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any sale of assets, dissolution, liquidation, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to the option.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

          (i) Rights of a Shareholder. An optionee shall have no rights as a shareholder with respect to any shares covered by his or her option until the date he or she becomes the holder of record of such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in Paragraph 6(h) hereof. With respect to an employee/optionee, the Plan and any agreement executed hereunder shall not impose upon the Company any obligation to retain the optionee in its employ for any period.

          (j) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Administrator, subject to approval of the Board of Directors, may modify or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

          (k) Postponement of Delivery of Shares and Representations. The Company may postpone the issuance and/or delivery of shares upon any exercise of an option until com pletion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appro priate, and may require any person exercising an option to make such representations, including a representation that it is the optionee's intention to acquire shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. In such event no shares shall be issued to such holder unless and until the Company is satisfied with the correctness of any such representations.

          (l) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Administrator and the Board of Directors shall deem advisable.

7.       ADJUSTMENTS IN SHARES AVAILABLE FOR OPTIONS

     The adjustments in number and kind of shares and the substitution of shares, affecting outstanding options in accordance with Paragraph 6(h), shall also apply to the number and kind of shares reserved for issuance pursuant to the Plan but not yet covered by options.

8.       AMENDMENT OF THE PLAN

     The Board of Directors of the Company, insofar as permitted by law, shall have the right from time to time, with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders of the Company, no such revision or amendment shall: (a) increase the maximum number of shares which may be subject to the Plan; (b) increase the maximum number of shares which may be optioned to any one employee; (c) change the designation of the class of employees eligible to receive options; (d) materially increase the benefits accruing to option holders under the Plan; (e) decrease the price at which options may be granted; (f) remove the adminis tration of the Plan from the Administrator; (g) render any member of the Administrator eligible to receive an option under the Plan while serving thereon; or (h) permit the granting of options under the Plan after December 31, 1999.

9.       APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of shares pursuant to options will be used for general corporate purposes.

10.      NO OBLIGATION TO EXERCISE OPTION

     The granting of an option shall impose no obligation upon the optionee to exercise such option.

11.      TAX WITHHOLDING

     The exercise of any option under the Plan is subject to the condition that if at any time the Administrator shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then, in such event, the exercise of the option right shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Administrator.

12.      CONSTRUCTION

     This Plan shall be construed under the laws of the State of Michigan, United States of America.

     Adopted by the Board of Directors of the Company on August 22, 1997.


                                              /s/ Maryam Komejan
                                              Secretary
                                              Donnelly Corporation

     Approved by the Shareholders of the Company on October 17, 1997.


                                              /s/ Maryam Komejan
                                              Secretary
                                              Donnelly Corporation

                                   EXHIBIT 5



                                       November 25, 1997



Donnelly Corporation
414 East Fortieth Street
Holland, Michigan 49423-5368

         Re: Registration Statement on Form S-8 Relating to the Donnelly Corporation 1997 Employee Stock Option Plan

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Donnelly Corporation, a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 175,593 shares of the Company's Class A common stock, par value $0.10 per share, for issuance pursuant to the Company's 1997 Employee Stock Option Plan (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 175,593 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP

                            William J. Lawrence III